UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2013

WMS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

First Amendment to Gaming Device License Agreement with Hasbro, Inc. and Hasbro International, Inc. dated April 1, 2009

On March 12, 2013, WMS Gaming Inc. (“WGI”), a wholly-owned subsidiary of WMS Industries Inc., entered into an amendment (the “Amendment”) to that certain Gaming Device License Agreement (the “License Agreement”), dated April 1, 2009, by and among Hasbro, Inc. and Hasbro International, Inc. (jointly, “Hasbro”) and WGI, whereby Hasbro granted a license to WGI to use the name of Hasbro’s board games “MONOPOLY,” “BATTLESHIP,” and “CLUE (CLUEDO),” “YAHTZEE,” and “THE GAME OF LIFE,” and related trademarks, copyrights, and characters. Pursuant to the Amendment, WGI now has a license to use the name of Hasbro’s board game “MOUSE TRAP” and related trademarks, copyrights, and characters. A copy of the Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description
10.1	First Amendment to Gaming Device License Agreement, dated March 12, 2013, by and among Hasbro, Inc., Hasbro International, Inc., and WMS Gaming Inc. Portions of this exhibit have been omitted under a request for confidential treatment filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS INDUSTRIES INC.

Date: March 13, 2013	/s/ Kathleen McJohn
Kathleen McJohn
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibits	Description
10.1	First Amendment to Gaming Device License Agreement, dated March 12, 2013, by and among Hasbro, Inc., Hasbro International, Inc., and WMS Gaming Inc. Portions of this exhibit have been omitted under a request for confidential treatment filed separately with the Commission.